ASSIGNMENT OF DEBT AND SECURITY

THIS ASSIGNMENT dated as of February 23, 2001,GRANTED BY:

PACIFIC STRATUS VENTURES LTD., a British Columbia company having an office at 707 - 1030 W. Georgia Street, Vancouver, B.C., V6E 2Y3(the "Assignor")

OF THE FIRST PART

IN FAVOUR OF:

606282 B.C. LTD., a British Columbia company having a registered and records office at 218 - 470 Granville Street, Vancouver, B.C., V6C 1V5

(the "Assignee")

OF THE SECOND PART

WHEREAS:

A. Pursuant to a loan agreement dated as of February 23, 2001, among the Assignor, the Assignee, David J. L. Williams and Harry Chew (the "Loan Agreement"), the Assignee agreed to lend to the Assignor the sum of $400,000;

B. Pursuant to an agreement among the Assignor, Control Zone Interactive Inc. (previously Cockpit Collection Ltd.) ("Control Zone") and Thierry Annez de Taboada dated September 6, 2000 (the "Control Zone Loan Agreement"), the Assignor agreed to lend to Control Zone the sum of $750,000 (the "Control Zone Debt");

C. As security for the Control Zone Debt, Control Zone has issued promissory notes to the Assignor in the amount of the Control Zone Note and has granted a general security interest in all its assets and undertaking (the "Control Zone Security") to the Assignor, as evidenced by a General Security Agreement made effective October 31.2000 (the "Control Zone GSA") and as evidenced by registration of the Control Zone Security in the British Columbia Personal Property Registry on November 1, 2000 under base registration number B3859267 (the "Control Zone Registration");

D. Pursuant to the terms of the Loan Agreement and as security for the Loan, the Assignor wishes to assign to the Assignee all of the Control Zone Debt and the Control Zone Security.

NOWTHEREFORE IN CONSIDERATION OF the sum of $10.00 now paid by the Assignee to the Assignor and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the Assignor), the Assignor hereby covenants and agrees as follows:

1. Assignment of Control Zone Debt: the Assignor hereby absolutely and irrevocably grants, assigns, transfers, conveys and sets over unto the Assignee the Control Zone Debt, together with all instruments (negotiable or otherwise), notes, bills, securities and other documents relating, evidencing or securing the Control Zone Debt, to hold and receive the same unto the Assignee and its successors and assigns, with full power to demand, sue for and collect amounts owing in connection therewith at the Assignee's option in the name of the Assignor or in the Assignee's own name.

2. Limitation on Assignment: The Assignor acknowledges and agrees that the Assignee assumes none of the obligation or liabilities of the Assignor pursuant to the Control Zone Loan Agreement and under no circumstances shall the Assignee be liable for any such obligations or liabilities. The Assignor hereby agrees to indemnify and save the Assignee harmless from and against any and all liability arising from the Control Zone Loan Agreement.

3. Assignment of Control Zone Security: The Assignor hereby assigns and transfers to the Assignee all of the Assignors right, title and interest in and to the Control Zone Security and the Control Zone GSA, to hold and receive the same unto the Assignee and its successors and assigns, with full power to demand, sue for and collect amounts owing in connection therewith at the Assignee's option in the name of the Assignor or in the Assignee's own name.

4. PPR Registration: The Assignor hereby permits the Assignee to register a notice of the assignment of the Control Zone Security to the Assignee in the PPR and consents to an amendment to the Control Zone Registration;

5. Enurement: This Agreement will enure to the benefit of and be binding upon the parties and their respective personal representatives, successors and assigns.

IN WITNESS WHEREOF the Assignor has executed this Assignment as of the day and year first above written.

EXECUTED by	PACIFIC STRATUS VENTURES LTD.
PACIFIC STRATUS VENTURES LTD.	per:
in the presence of:
/s/ "Harry Chew"
/s/ "Teri-Lyn Duke"	Authorized Signatory
Witness